1NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Q2 2026 Financial Results As of June 30, 2026, reported on August 6, 2026

2NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | This presentation contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Words such as "anticipates," "believes," "continues," "estimates," "expects," "goal," "objective," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. Specific forward-looking statements made in this presentation include, among others, our belief that in the second quarter, we continued to see the benefits of our Joint 2.0 strategy take hold, with our actions to optimize the clinic portfolio, streamline our operating structure, and elevate the patient experience driving improved operating efficiency and strong free cash flow; our belief that we are encouraged with another quarter of revenue growth, as well as the strengthening of comp trends as we exited the second quarter; our belief that we are seeing the early benefits of our flexible membership options, which contributed to strengthening patient retention; our belief that our national marketing initiative is leveraging consumer research to uncover emerging patient trends, ensuring our offerings align with what patients are seeking from chiropractic care; our expectation that as we enter the second half of 2026, our pure-play franchisor model will drive margin improvement, profitability and continued free cash flow; our belief that our balance sheet remains strong, with $22.2 million in unrestricted cash, which combined with our improving cash generation, positions us to continue to execute on our capital allocation priorities including share repurchases and RD territory buybacks; our plan to invest in growth-focused initiatives to deepen patient relationships and improve outcomes across the network and our belief that, together, these efforts reinforce our commitment to build sustainable, long-term value for our franchise partners, patients, and stockholders; and our reiterated 2026 guidance for system-wide sales, system-wide comp sales, consolidated Adjusted EBITDA, new franchised clinic openings, and overall clinic count. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, leading to increased labor costs and interest rates, as well as changes to import tariffs and increased gas prices, may lead to reduced discretionary spending, all of which may negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 13, 2026 and subsequent filings with the SEC. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. The Joint Business Structure The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Tennessee, Washington, and West Virginia, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices. Safe Harbor Statements

3NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Sanjiv Razdan CEO, President and Director

4NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Joint 2.0 the first phase of our transformation journey is nearing completion, driving renewed growth and stronger profitability ✓ Operating as a capital-light, pure-play franchisor ✓ Driving higher profitability and stronger free cash flow conversion ✓ Significant improvement in our patient retention levels ✓ Disciplined capital allocation

5NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Q2 2026 Year-over-Year Improvements Adjusted EBITDA From Continuing Operations +$1.4M $1.5M $1.9M Free Cash Flow +$1.6M Cash flow from operating activities grew 152% to $2.2M $15.2M Revenue From Continuing Operations +14%

6NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Refranchising Efforts • Southern California Bundle Ownership transferred for 32 clinics to date1, with 13 remaining clinics being operated by the buyer under Management Service Agreements • Northern California Bundle Signed Asset Purchase Agreement is in place for four clinics • Southeast Bundle Ownership transferred for six clinics to date1, with 15 remaining clinics being operated by the buyers under Management Service Agreements • Only three company-owned clinics will remain following the completion of these agreements 1 As of August 5, 2026.

7NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | The Next Phase Of Our Journey Near Term ✓ Further strengthen new patient acquisition and win back lapsed patients ✓ Improve the patient experience ✓ Drive net new clinic growth and optimize current portfolio ✓ Elevate operations and development from recently acquired RD territories Longer Term ✓ Prioritize growth through new channels • Expansion into underpenetrated U.S. markets • Potential entry into international markets ✓ Leverage shifting consumer trends around: • Longevity; health span; mindfulness; sleep quality; non-invasive whole-body care

8NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Driving Top-Line Momentum Messaging continues to be on chiropractic care for pain relief, and helping patients get back to what they love to do • Sequential improvement in active member growth each month this year • Increasing focus on our MVPs (most valuable patients) • SEO and AI visibility optimization driving organic traffic and lead quality • Positive trends in traffic and high-intent actions on local clinic microsites • New and expanded flexible membership plan options • Rolled out optimized pricing in over 500 clinics

9NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Comp Growth & Patient Retention • Q2 comp sales of (2.8)% improved compared to the first quarter • Comp sales expected to continue improving, throughout the second half of the year • Achieved best patient retention rate in over five years, driven by flexible membership options • Continuing to drive growth through stronger lead generation, improved retention and winning back lapsed patients

10NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Scott Bowman Chief Financial Officer

11NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | • $128.0M Q2 2026 System-wide Sales1 (3.7)% vs Q2 2025 • (2.8)% Q2 2026 Comp Sales2 140 basis-point improvement vs Q1 2026 • $3.2M Q2 2026 Consolidated Adjusted EBITDA In line with Q2 2025 1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. 2 Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed. Operating Metrics

12NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Second Quarter Results $ in Millions 1 3 months ended 06/30/26 3 months ended 06/30/25 Difference Revenue $15.2 $13.3 +$1.9 Cost of revenues $2.5 $2.8 ($0.3) Selling and marketing $4.9 $3.5 +$1.4 Depreciation and amortization $0.4 $0.4 $0.0 G&A $7.6 $7.7 ($0.1) Net loss from continuing operations 2 $(0.3) $(1.0) +$0.7 Net income from discontinued operations 2 $0.9 $1.1 ($0.2) Consolidated net income $0.7 $0.1 +$0.6 Adjusted EBITDA from continuing operations 3 $1.5 $0.1 +$1.4 Adjusted EBITDA from discontinued operations 3 $1.7 $3.2 ($1.5) Consolidated Adjusted EBITDA 3 $3.2 $3.2 $0.0 1 Due to rounding, numbers may not add up precisely to the totals. | 2 The results of the corporate clinic segment are reported in discontinued operations and the franchised clinics in continuing operations | 3 Reconciliation of Adjusted EBITDA to GAAP earnings is included in the Appendix.

13NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Strong Balance Sheet & Focused Capital Allocation $ in Millions 06/30/26 12/31/25 Unrestricted cash $22.2 $23.6 Restricted cash $1.7 $0.7 Availability on $20 Million JP Morgan Chase LOC $20.0 $20.0 • Repurchased approximately 82,000 shares for total consideration of approximately $677K, at an average price $8.23 per share • Four year-to-date RD buybacks expected to drive approximately $630K in reduced RD royalties on annualized basis, partially offset by internal costs needed to manage these territories

14NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | 12 26 82 175 242 265 309 352 394 453 515 610 712 800 842 885 896 4 47 61 47 48 60 64 96 126 135 125 75 45 1 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Q2 2026 TOTAL CLINICS OPEN at quarter-end Franchised Company-owned or managed Clinic Portfolio 1 Includes corporate-owned or managed clinics in the Northern California, Southern California, and Southeast bundles that have been sold, but for which closing is pending. 370 399 442 513 312 246 579 706 838 935 967 960 941

A Starting Point for Higher Profitability

Post-Refranchising Initial / Short-Term Targets

(est. mid-2026)

Royalties & Fees

~10% - 12% of System Sales

Gross Margin

~83% - 85% of Revenue

G&A Expense

~40% - 42% of Revenue

Capital Spending

Capex ~3% of Revenue

Free Cash Flow

~60% - 70% FCF Conversion*

Enhanced Near-Term Profitability

Adj. EBITDA Margin

2024	2025	Mid-2026 expected run rate
9%	**12%**	**~19% - 21%**

Net Income

2024	2025	Mid-2026 expected run rate
(5)%	**3%**	**~13% - 15%**

Target IRR - Growth Projects

~25%

The above starting points for the model will continue to strengthen

* Free Cash Flow Conversion = FCF/Adj. EBITDA

NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | 15

16NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Reiterating 2026 Financial Guidance 2026 Financial Guidance 2025 Low High Actual System-wide Sales 1 ($ in Millions) $519 $552 $532.4 Comp Sales 2 (%) (3)% 3% (0.4)% Consolidated Adjusted EBITDA ($ in Millions) $12.5 $13.5 $13.0 1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. | 2 Comp sales include only the sales from clinics that have been open at least 13 full months and exclude any clinics that have permanently closed. New franchised clinic openings expected to be in range of 22 to 26, with clinic count at the end of 2026 to be lower than 2025 due to reshaping the portfolio around stronger operators and healthier sites

17NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Capital Allocation Priorities Investing In Growth Initiatives Buy Back RD Territories Share Repurchases

18NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Sanjiv Razdan CEO, President and Director

19NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Continued Progress on Reigniting Growth ✓ Y-o-Y Net Income and Adjusted EBITDA growth reflects the progress towards a capital-light, pure-play franchisor model ✓ Securing a strong foundation to launch The Joint 3.0 initiatives ✓ Capital allocation reflects conviction in long-term value of The Joint and commitment to deliver returns for stockholders ✓ We are well-aligned with growing trends in longevity, health span, and non-invasive whole-body care and uniquely positioned to meet this demand at scale

20NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Performance Metrics and Non-GAAP Measures This presentation includes commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed. This presentation includes non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Free cash flow is presented as a supplemental measure of liquidity. Reconciliation of historical net income/(loss) to EBITDA, Adjusted EBITDA and free cash flow is presented in the tables below. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses (which includes contract termination costs associated with reacquired regional developer rights), net (gain)/loss on disposition or impairment, stock-based compensation expenses, costs related to restatement filings, restructuring costs, and litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business). The company defines free cash flow as net cash provided by (used in) operating activities less capital expenditures. EBITDA, Adjusted EBITDA and free cash flow do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States (“GAAP”). While EBITDA and Adjusted EBITDA are used as measures of financial performance and free cash flow is used as a measure of liquidity, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA, Adjusted EBITDA and free cash flow should be reviewed in conjunction with the company’s financial statements filed with the Securities and Exchange Commission (the “SEC”). Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located at the end of this presentation. This presentation includes forward- looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Quarterly GAAP – Non-GAAP Reconciliation

	Three Months Ended June 30,					
	2026			2025		
	From Continuing Operations	From Discontinued Operations	Net Operations	From Continuing Operations	From Discontinued Operations	Net Operations
Non-GAAP Financial Data:						
Net (loss) income	$ (251,327)	$ 904,348	$ 653,021	$ (989,635)	$ 1,082,998	$ 93,363
Net interest income	(126,439)	—	(126,439)	(159,922)	—	(159,922)
Depreciation and amortization expense	422,861	1,690	424,551	402,295	17,120	419,415
Income tax expense (benefit)	9,108	(2,559)	6,549	11,390	100,201	111,591
EBITDA	54,203	903,479	957,682	(735,872)	1,200,319	464,447
Stock-based compensation expense	423,180	—	423,180	330,988	—	330,988
Acquisition-related expenses	332,005	—	332,005	—	—	—
Net loss on disposition or impairment	208,093	816,466	1,024,559	4,440	1,752,494	1,756,934
Restructuring costs	113,451	(24,422)	89,029	488,493	198,331	686,824
Litigation expenses	321,693	12,005	333,698	—	—	—
Adjusted EBITDA	$ 1,452,625	$ 1,707,528	$ 3,160,153	$ 88,049	$ 3,151,144	$ 3,239,193

	Three Months Ended June 30,	
	2026	2025
Cash flows provided by (used in) operating activities	$ 2,192,220	$ 868,649
Purchase of property and equipment	(256,258)	(505,040)
Free cash flow	$ 1,935,962	$ 363,609

(1) Free cash flow represents cash flows provided by (used in) operating activities less capital expenditures.

NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | 21

22NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Scott Bowman, CFO scott.bowman@thejoint.com The Joint Corp. 16767 N. Perimeter Dr., Suite 110, Scottsdale, AZ 85260 | (480) 245-5960 Sanjiv Razdan, President & CEO sanjiv.razdan@thejoint.com The Joint Corp. 16767 N. Perimeter Dr., Suite 110, Scottsdale, AZ 85260 | (480) 245-5960 Richard Land, Investor Relations thejointinvestors@allianceadvisors.com Alliance Advisors Investor Relations 800 Third Ave, 17th Floor | New York, NY 10022| (212) 838-3777 https://www.facebook.com/thejointchiro @thejointchiro https://twitter.com/thejointchiro @thejointchiro https://www.youtube.com/thejointcorp @thejointcorp